Exhibit 99.2

Gleacher & Company Announces Planned Board of Directors Transition

as of 2013 Annual Stockholders Meeting in May

Company Expresses Gratitude to
Dr. Bienen, Messrs. Gerard, Rohde and Yingling for Years of Service

Played Key Role in Review of Strategic Options

NEW YORK, NY— Feb. 25, 2013 — Gleacher & Company, Inc. (Nasdaq: GLCH) today announced that four of its independent directors, Dr. Henry Bienen, Robert Gerard, Bruce Rohde and Robert Yingling, have informed the Company that they do not currently plan to stand for reelection at the Company’s upcoming 2013 Annual Stockholders Meeting currently expected to be held in May.

Tom Hughes, the Company’s Chief Executive Officer, said, “We have been most fortunate to have had available to us the dedication, judgment and keen intellect of these independent directors.  Their support of management and our efforts to build a first class financial services firm has been invaluable.  In addition, they played a critical role as members of the Special Committee of the Board of Directors conducting the strategic review over the past several months.  We will all miss them, professionally as well as personally, and certainly wish them the best.”

About Gleacher & Company

Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis, as well as capital raising, research based investment analysis, and securities brokerage services.  For more information, please visit www.gleacher.com.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and demand for the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

Important Additional Information

Gleacher & Company, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Gleacher stockholders in connection with the matters to be considered at Gleacher’s 2013 Annual Meeting. Gleacher intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Gleacher stockholders. Gleacher STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Gleacher’s directors and executive officers in Gleacher stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.gleacher.com) in the section “Investor Relations-SEC Filings.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Gleacher’s 2013 Annual Meeting. Information can also be found in Gleacher’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 20, 2012. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Gleacher with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Gleacher’s website at www.gleacher.com or by writing to Gleacher & Company, Inc. at 1290 Avenue of the Americas, New York, New York 10104.

For Additional Information Please Contact:

Investor Contact	Media Contact
Gleacher & Company, Inc.	Marcia Horowitz
Thomas J. Hughes	Rubenstein Associates
Chief Executive Officer	212.843.8014
212.273.7100